Exhibit (j) under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K






            Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 59 to the Registration Statement (Form N-1A, No. 33-20673) of MTB Group of Funds and to the incorporation by reference of our report dated February 10, 2004 on MTB Managed Allocation Fund- Moderate Growth II, MTB Large Cap Value Fund II and MTB Large Cap Growth Fund II (three of the portfolios constituting the MTB Group of Funds) included in the 2003 Annual Reports to Shareholders for the fiscal year ended December 31, 2003.



                                                /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 26, 2004